EXHIBIT 99.1

                                                                    News Release

For Immediate Release

                     ICAD REPORTS 2003 FIRST QUARTER RESULTS

                       Company DISMISSED FROM MIT LAWSUIT

NASHUA, New Hampshire (May 13, 2003) - iCAD, Inc. (Nasdaq: ICAD), which designs, develops and markets Computer Aided Detection (CAD) imaging technology and systems for the early detection of breast cancer, today reported its operating results for the first quarter of 2003.

Sales of the Company's CAD and medical imaging products for the three months ended March 31, 2003, totaled $2,214,012, compared with sales of medical imaging products and total sales of $425,899 and $775,633, respectively, in the quarter ended March 31, 2002. This reflects an increase of 420% in medical sales and 185% in total sales from period to period. Sales of graphic arts and photographic products were $349,734 for the quarter ended March 31, 2002. There were no sales of the Company's graphic arts and photographic products during the first quarter of 2003 due to the exiting from these product lines in fiscal 2002.

Gross margin improved to 59% of sales in the first quarter of 2003, compared with 23% of sales in the prior-year period. The increase in gross margin reflects sales of the Company's CAD product line, which carries a higher gross margin than the sales of products in the Company's previous product lines.

As a result of the foregoing, the Company recorded net income of $76,558 for the three months ended March 31, 2003, compared with a net loss of ($521,122) in the first quarter of 2002.

The Company also announced that iCAD has been dismissed from a complaint filed against the Company in the United States District Court for the Eastern District of Texas, entitled The Massachusetts Institute of Technology and Electronics for


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

Imaging, Inc. v. Abacus Software Inc. et al., Case No. 501CV344. The plaintiff initially claimed that the Company had infringed a United States patent alleged to cover color reproduction system technology through the sale of certain Company products to customers in the graphic arts/prepress and photographic markets. The Company has no liability in this matter, and anticipates no further legal expenses with respect to this litigation.

The Company expects its financial performance during the second quarter of 2003 to be impacted by continuing legal expenses associated with the ongoing R2 Technology case.

W. Scott Parr, iCAD's President & CEO, advised that the Company is preparing for the proposed acquisition of Instrumentarium Imaging Inc., the Company's exclusive U.S. distributor for its CAD products, by General Electric Medical Systems. "We have been advised by our distributor that, as a short-term result of the proposed GE/Instrumentarium merger, Instrumentarium orders from iCAD may be reduced during the quarter ending June 30, 2003," noted Parr. "In support of our distributor's sales activities during the second quarter and thereafter, iCAD has been developing a more comprehensive internal sales support structure, including inside and outside sales support staff. This investment will also prepare us for the launch of additional iCAD products as the year progresses and help protect us from any unanticipated distribution problems that might possibly result from the proposed GE/ Instrumentarium merger. Our distributor is cooperating fully with iCAD in the establishment of these expanded iCAD in-house capabilities."

"As of result of these factors, which we consider temporary, we do not expect to achieve profitable operations in the second quarter of 2003. Meanwhile, we believe that iCAD's investment in the enhancement of its internal sales and support capabilities will provide benefits to iCAD for many years into the future," concluded Parr.

iCAD will host an investor conference call at 11:00 a.m. EST today to review first quarter 2003 operating results. The dial-in number for the conference call is 800-915-4836 or for local/international callers 973-317-5319. Parties interested in participating in the conference call should dial in approximately five minutes prior to 11:00 AM EST. The call will also be broadcast live on the Internet at http://www.firstcallevents.com/service/ajwz369688532gf12.html.

A replay of the call will be available through May 20, 2003, by dialing 800-428-6051 (international callers dial 973-709-2089). The replay Access Code is 292768. The call will also be archived for 90 days at http://www.firstcallevents.com/service/ajwz369688532gf12.html.

About iCAD, Inc.

Computer aided detection from iCAD, Inc. can detect 23% of breast cancers an average of 14 months earlier than traditional mammography screening. Computer aided detection


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provides the radiologist with a "second set of eyes" that enhance the probability of identifying suspicious areas that may have been missed by a standard mammogram. CAD became eligible for reimbursement in 2002, providing a financial impetus for women's health centers to adopt the technology.

iCAD offers the fastest CAD system available, the only CAD system to look for asymmetries, and the most sensitive system available to detect breast masses and cancers overall. The iCAD system is the only CAD system designed on a relational database platform, which can improve productivity and reduce operating and capital costs at women's health centers by offering computer assisted detection as an integrated or integration-ready part of current or anticipated informatics systems, digital imaging resources, and workflows. In January 2002, the Company received approval from the U.S. Food and Drug Administration (FDA) to market its computer aided detection systems in the United States.

iCAD, the only vertically integrated company in its market, also manufactures medical film digitizers for a variety of medical imaging and other applications. The Company is headquartered in Nashua, New Hampshire and its common stock is listed on The Nasdaq Stock Market under the symbol "ICAD".

Certain statements contained in this News Release constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. Such risks include, but are not limited to, uncertainties associated with litigation and/or government regulation, changes in Medicare reimbursement policies, competitive factors, and other risks that are detailed in the Company's periodic filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely" and similar expressions identify forward-looking statements. Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements were made.

                    For further information, please contact:

             RJ Falkner & Company, Inc., Investor Relations Counsel
                (800) 377-9893 or via email at info@rjfalkner.com


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                                   ICAD, INC.

                            Statements of Operations

                                                     Three Months    Three Months
                                                    March 31, 2003  March 31, 2002
                                                    --------------  --------------
                                                     (unaudited)      (unaudited)

Sales                                                $ 2,214,012     $   775,633
Cost of sales                                            909,585         595,412
                                                     -----------     -----------
Gross margin                                           1,304,427         180,221
                                                     -----------     -----------
Operating expenses:
  Engineering and product development                    584,253         189,756
  General and administrative                             396,232         225,355
  Marketing and sales                                    239,712         267,080
                                                     -----------     -----------
      Total operating expenses                         1,220,197         682,191
                                                     -----------     -----------
Income (loss) from operations                             84,230        (501,970)

Interest expense - net                                     7,672          19,152
                                                     -----------     -----------

Net income (loss)                                         76,558        (521,122)

Preferred dividend                                        36,505          36,505

                                                     -----------     -----------
Net income (loss) available to common stockholders   $    40,053     $  (557,627)
                                                     ===========     ===========

Net income (loss) per share
     Basic and diluted                               $      0.00     $     (0.04)

Weighted average number of shares used in
  computing earnings per share
     Basic and diluted                                26,350,248      15,251,426


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                                   ICAD, INC.

                                 Balance Sheets

                                                             March 31, 2003   December 31, 2002
                                                             --------------   -----------------
                                                              (unaudited)         (audited)
                         Assets
Current assets:
  Cash and equivalents                                       $     712,069      $   1,091,029
  Trade accounts receivable, net of allowance for doubtful
    accounts of $62,000 in 2003 and $40,000 in 2002              1,622,239          1,550,167
  Inventory                                                        287,726            390,349
  Prepaid and other                                                 90,112             85,120
                                                             -------------      -------------
      Total current assets                                       2,712,146          3,116,665
                                                             -------------      -------------

Property and equipment:
  Equipment                                                        885,931            840,410
  Leasehold improvements                                            19,175              8,051
  Furniture and fixtures                                            35,569             22,271
                                                             -------------      -------------
  Less accumulated depreciation and amortization                   940,675            870,732
      Net property and equipment                                   606,898            579,545
                                                             -------------      -------------
                                                                   333,777            291,187
                                                             -------------      -------------
Other assets:
  Technology intangible                                          3,676,036          3,740,553
  Distribution agreement                                         1,487,128          1,513,228
  Goodwill                                                      17,415,723         17,415,723
                                                             -------------      -------------
      Total other assets                                        22,578,887         22,669,504
                                                             -------------      -------------

      Total assets                                           $  25,624,810      $  26,077,356
                                                             =============      =============

          Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                           $   2,137,795      $   2,232,262
  Accrued interest                                                 231,220            229,078
  Accrued expenses                                               1,392,506          1,776,824
  Convertible subordinated debentures                               10,000             10,000
  Current maurities of notes payable                                66,680             65,526
                                                             -------------      -------------
      Total current liabilities                                  3,838,201          4,313,690

Loans payable to related party                                     200,000            200,000
Notes payable, less current maturities                              91,281            108,390
                                                             -------------      -------------
      Total liabilities                                          4,129,482          4,622,080
                                                             -------------      -------------

Stockholders' equity:
  Convertible preferred stock, $.01 par value: authorized
    1,000,000 shares; issued and outstanding
    8,550 in 2003 and 2002,  with the aggregated
    liquidation value of $2,115,000 in 2002 and 2003,
    plus 7% annual dividend                                             86                 86
  Common stock, $ .01 par value:  authorized
    50,000,000 shares; issued 26,418,124 in 2003
    and 2002; outstanding 26,350,248 shares in
    2003 and 2002                                                  264,181            264,181
  Additional paid-in capital                                    85,792,977         85,829,483
  Accumulated deficit                                          (63,611,652)       (63,688,210)
  Treasury stock, at cost (67,876 shares)                         (950,264)          (950,264)
                                                             -------------      -------------
      Total stockholders' equity                                21,495,328         21,455,276
                                                             -------------      -------------

      Total liabilities and stockholders' equity             $  25,624,810      $  26,077,356
                                                             =============      =============

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